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                                                                EXHIBIT 10.22(c)


                               SECOND AMENDMENT TO
                          RESIDUALS FINANCING AGREEMENT


         THIS SECOND AMENDMENT TO RESIDUALS FINANCING AGREEMENT (this "Amendment") is made and dated as of the 10th day of December, 1998, by and among AAMES CAPITAL CORPORATION, a California corporation (the "Company"), AAMES FINANCIAL CORPORATION, a Delaware corporation and the sole shareholder of the Company (the "Parent"), and NATIONSBANK, N.A., a national banking association (the "Lender").


                                    RECITALS

         A. Pursuant to that certain Residuals Financing Agreement dated as of September 4, 1998 among the Company, the Parent and the Lender (as amended, extended and replaced from time to time, the "Agreement" and with capitalized terms used herein and not otherwise defined herein used with the meanings given such terms in the Agreement), the Lender agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

         B. The Company wishes to pledge additional Collateral to create additional availability in the credit facility under the Agreement for a limited time period and the Lender has agreed to permit the creation of such temporary availability on certain terms and conditions, all as set forth more particularly below.

         NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    AGREEMENT

         1. DELIVERY OF ADDITIONAL COLLATERAL FOR TEMPORARY AVAILABILITY. On or before the Second Amendment Effective Date (as such term is defined in Paragraph 3 below), the Company shall deliver to The Chase Manhattan Bank, as custodian on behalf of the Lender (the "Custodian"), the certificates representing the Residual Mortgage-Backed Securities set forth on SCHEDULE I hereto, properly endorsed in blank for transfer (collectively, as so endorsed, the "Additional Collateral"), under cover of a letter addressed to the Lender requesting the Additional Collateral to be identified as Collateral for the Obligations pursuant to the Security Agreement.
The parties hereto hereby agree that:

              (a) As of the Second Amendment Effective Date, the Additional Collateral shall constitute Eligible Residual Securities identified as Collateral pursuant to the


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Security   Agreement  with  an  aggregate   Established   Collateral   Value  of
$20,000,000.00. The Lender agrees that, on the terms and subject to the conditions set forth in the Agreement, it shall from time to time from and including the Second Amendment Effective Date to but not including the Temporary Availability Termination Date (as defined in Paragraph 1(b) below) make Revolving Loans under the Agreement on account of the increased availability under the Residuals Borrowing Base resulting from the delivery of the Additional Collateral (all such Revolving Loans, collectively, the "New Advances").

              (b) On the earlier of December 31, 1998 and the date on which all outstanding New Advances have been repaid in full (as such date may be reinstated and extended pursuant to Paragraph 1(e) below, the "Temporary Availability Termination Date"):

                  (i) The Additional Collateral shall automatically cease to constitute Eligible Residual Securities;

                  (ii) The Collateral Value of the Residuals Borrowing Base shall be automatically reduced accordingly; and

                  (iii) The New Advances shall become immediately due and payable in full.

              (c) If, but only if, the New Advances are paid in full in strict compliance with the requirement of Paragraph 1(d) below on or before the Temporary Availability Termination Date out of the Company's own funds (and not as a result of the sale or other disposition of any Collateral and application of funds therefrom), the Lender shall promptly release the Additional Collateral from the Lien under the Security Agreement and shall notify the Custodian to deliver the Additional Collateral to such Persons as the Company may direct. The parties hereto acknowledge and agree the Lender shall have no obligation to release the Additional Collateral except pursuant to the immediately preceding sentence, notwithstanding any circumstance which would prohibit the Company, or cause the Company to be unable, to timely repay the New Advances in accordance with Paragraph 1(d), including, without limitation, in the event the Company becomes involved in a bankruptcy or similar proceeding. The Lender acknowledges and agrees that in the event all Obligations under the Agreement are repaid in full, the Lender shall release all Collateral, including the Additional Collateral, in accordance with applicable laws.

              (d) Subject to the prepayment requirements under the Agreement and under Paragraphs 1(b)(iii) above and 1(f) below, the Company shall pay the principal amount of each New Advance no later than the earlier of (i) the tenth
(10th) Business Day after the date such Revolving Loan is made and (ii) the Temporary Availability Termination Date. The Term-Out Option shall not be available with respect to any such Revolving Loan.


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              (e) In the event each of the following conditions shall have been satisfied on or before January 5, 1999 (the earliest date on which all such conditions shall have been satisfied being the "Reinstatement Date"):

                  (i) The Company has delivered to the Lender evidence that a definitive agreement, in form and substance satisfactory to the Lender in its sole discretion, has been duly executed by Capital Z Partners Ltd. ("Capital Z"), pursuant to which agreement Capital Z is committed and obligated to make a capital investment in the Company in an amount not less than $100,000,000.00 subject to customary terms and conditions in such agreement;

                  (ii)There exists no Event of Default or Potential Default other than any which has been waived by the Lender in its sole discretion; and

                  (iii) The Company has re-delivered to the Lender (or the Custodian on behalf of the Lender) the Additional Collateral, under cover of a letter addressed to the Lender requesting the Additional Collateral to be identified as Collateral pursuant to the Security Agreement;

then the Temporary Availability Termination Date shall be reinstated and extended to the earlier of January 31, 1999 and the date on which all outstanding New Advances advanced on and after the Reinstatement Date have been repaid in full. As of the Reinstatement Date, the Additional Collateral shall once again constitute Eligible Residual Securities identified as Collateral pursuant to the Security Agreement with an aggregate Established Collateral Value of $20,000,000.00, and the Lender agrees that, on the terms and subject to the conditions set forth in the Agreement, it shall from time to time from and including the Reinstatement Date to but not including the Temporary Availability Termination Date make New Advances.

         (f) The Company shall immediately prepay any outstanding Revolving Loans advanced pursuant to this Amendment from cash available to the Company for general corporate purposes. Notwithstanding the previous sentence, the Lender acknowledges that before such cash is applied to the prepayment of such Revolving Loans such cash will first be applied (i) to repay any outstanding "Tranche B Loans" to the extent required (and as such term is defined) under the terms of the Warehousing Agreement, (ii) to make payroll and payroll-related payments of the consolidated Parent as they become due, (iii) to pay net operating costs of the consolidated Parent not to exceed $1,000,000.00 on any one day, and (iv) to make payments to the State of California on account of escheat payments due pursuant to any notice received by the Parent.

         (g) The Lender hereby agrees that with respect to any Revolving Loan to be funded pursuant to this Amendment, the Lender shall not cite as grounds for refusing to fund such Revolving Loans pursuant to the terms of the Agreement the occurrence of events that have been disclosed and reported to the Lender in (i) the press release of the Company dated November 16, 1998, (ii) the Company's Form 10-Q filing for the quarter


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ended September 30, 1998, and (iii) the cash flow  projections  delivered by the
Company to the Lender concurrently herewith. Notwithstanding the foregoing, the Lender has not, and shall not be deemed to have, waived any Event of Default which does exist, has in the past existed, or at any time in the future may exist under the Agreement, and the Lender hereby reserves all rights, powers and remedies available to it under the Agreement and the other Loan Documents and under applicable law.

         2. REAFFIRMATION OF LOAN DOCUMENTS. Each of the Company and the Parent hereby affirms and agrees that (a) except as expressly amended hereby, the execution and delivery by the Company and the Parent of and the performance of their obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Company or the Parent or the rights of the Lender under the Agreement, the Security Agreement, the Guaranty or any other Loan Document, (b) the term "Obligations" as used in the Loan Documents includes, without limitation, the Obligations of the Company under the Agreement as amended hereby.

         3. SECOND AMENDMENT EFFECTIVE DATE. This Amendment shall be effective as of the earliest date (the "Second Amendment Effective Date") on which each of the following events shall have occurred:

              (a) Each of the Company and the Parent has duly executed and delivered to the Lender this Amendment;

              (b) The Company has duly delivered to the Custodian the Additional Collateral pursuant to Paragraph 1 above; and

              (c) Each of the Custodian, the Lender and the Company has duly executed a custody agreement in the form of EXHIBIT A attached hereto.

         4. REPRESENTATIONS AND WARRANTIES. Each of the Company and the Parent hereby represents and warrants to the Lender that it has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment, and that this Amendment has been duly executed and delivered on behalf of the Company and the Parent and constitutes the legal, valid and binding obligations of each, enforceable against each in accordance with its terms.

         5. NO OTHER AMENDMENT. Except as expressly amended hereby, the Loan Documents shall remain in full force and effect as written and amended to date.

         6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.


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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


                                           AAMES CAPITAL CORPORATION, a
                                           California corporation

                                           By:      /S/  BARBARA S. POLSKY
                                              ----------------------------------
                                           Name:    Barbara S. Polsky
                                                --------------------------------
                                           Title:   EVP & CFO
                                                 -------------------------------


                                           AAMES FINANCIAL CORPORATION, a
                                           Delaware corporation

                                           By:      /S/  BARBARA S. POLSKY
                                              ----------------------------------
                                           Name:    Barbara S. Polsky
                                                --------------------------------
                                           Title:   EVP & General Counsel
                                                 -------------------------------


                                           NATIONSBANK, N.A., a national banking
                                           association

                                           By:     /S/ CAROLYN WARREN
                                              ----------------------------------
                                           Name:   Carolyn Warren
                                                --------------------------------
                                           Title:  Senior Vice President
                                                 -------------------------------


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                                   SCHEDULE I

                        SCHEDULE OF ADDITIONAL COLLATERAL

Aames Mortgage Trust 1995-C Mortgage Pass-Through Certificate, Series 1995-C, Class R, Certificate No.: R02

Aames Mortgage Trust 1995-D Mortgage Pass-Through Certificate, Series 1995-D, Class R, Certificate No.: R02

Aames Mortgage Trust 1996-A Mortgage Pass-Through Certificate, Series 1996-A, Class R, Certificate No.: R02

Aames Mortgage Trust 1996-B Mortgage Pass-Through Certificate, Series 1996-B, Class R, Certificate No.: R02

Aames Mortgage Trust 1996-C Mortgage Pass-Through Certificate, Series 1996-C, Class R, Certificate No.: R02


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